Exhibit 10.69

March 4, 2005

Mr. Ken Saunders
3611 Valley Centre Drive
San Diego, CA 92130

RE: Amendment to Amended and Restated Employment Agreement

Dear Ken:

        This letter sets forth the agreement between you and Peregrine Systems, Inc. (the "Company") to amend the terms of the amended and restated letter agreement between you and the Company, dated as of March 4, 2005 (the "Amended and Restated Employment Agreement"), as set forth herein.

        Effective as of February 2, 2005, the Amended and Restated Employment Agreement is hereby amended such that Section 3(d) the Amended and Restated Employment Agreement is deleted in its entirety and replaced with the following:

          "(d) Process Improvement Bonus. You will be entitled to process improvement bonuses in accordance with the following:

    (i)
    $75,000 payable on February 2, 2005 in recognition of your efforts related to the completion of the consolidated financial statements for the fiscal year ended March 31, 2004 and the filing with the Securities and Exchange Commission (the "SEC") of Peregrine's Annual Report on Form 10-K for the fiscal year ended March 31, 2004;

    (ii)
    $25,000 if Peregrine's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 is filed with the SEC by February 15, 2005, or, if such filing is not made by such date, the financial statements and management's discussion and analysis of financial condition and results of operations ("MD&A") for that quarterly period are completed in time to permit a filing by such date;

    (iii)
    $25,000 if Peregrine's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 is filed with the SEC by March 31, 2005, or, if such filing is not made by such date, the financial statements and MD&A for that quarterly period are completed in time to permit a filing by such date; and

    (iv)
    $25,000 if Peregrine's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 is filed with the SEC by May 15, 2005, or, if such filing is not made by such date, the financial statements and MD&A for that quarterly period are completed in time to permit a filing by such date.

    If the bonuses are earned with respect the filing of the Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004, September 30, 2004 or December 31, 2004, the bonuses will be payable to you within 30 days of the date the applicable Quarterly Report on Form 10-Q is filed with the SEC."

        Other than as set forth herein, the terms and conditions of your Employment Agreement shall remain unchanged and in full force and effect. Please acknowledge your agreement with the foregoing by executing this letter in the space provided below.

Sincerely,
John Mutch Chief Executive Officer
Acknowledged and agreed to as of March 4, 2005

Ken Saunders